Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PDC Energy, Inc. of our report dated February 27, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in PDC Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 14, 2020